INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Showboat, Inc.

We consent to the use of our report incorporated by reference herein.

Our report refers to a change in method of accounting to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES.

/s/KPMG PEAT MARWICK LLP

Las Vegas, Nevada
March 30, 1995